Certified to be a
                                                     true and correct copy
                                                       Chicago Title Ins Co

    Submitted for Recordation
    By and Return to:

    BANK OF AMERICA OREGON
    Real Estate Industries Division
    P.O Box 3066
    Portland, Oregon 97208
    Attn:   Unit 2098/Nancy Phelan

    Loan No.310266-2

       SPACE ABOVE THIS LINE FOR RECORDER'S USE
                 Tax Account No.18020-6680



                               DEED OF TRUST
                         WITH ASSIGNMENT OF RENTS,
                   SECURITY AGREEMENT AND FIXTURE FILING

                       Maximum Principal Amount To Be Advanced:
                    $5,625,000.00; Term of Credit Agreement, if any, exclusive of options to extend, if any:
                                July 1,2006



    This Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing("Deed of Trust"),made this 20th day of June,1996, BETWEEN PORTLAND LOFTS
ASSOCIATES LIMITED PARTNERSHIP,a Delaware limited partnership,whose mailing address is do Restaurant Management Northwest, Inc., 1410 S.W. Jefferson Street, Portland, Oregon,97201,as GRANTOR("Grantor" to be interpreted as"Grantors" where context requires), CHICAGO TITLE INSURANCE COMPANY, whose mailing address is 888 S.W. 5th Avenue, Suite 930,Portland,Oregon 97204, as TRUSTEE, and BANK OF AMERICA OREGON, an Oregon state chartered commercial bank whose mailing address is P.O. Box 3066, Portland, Oregon 97208, as BENEFICIARY, as agent for itself and for any other subsidiary or affiliate of BankAmerica
Corporation which has extended or may hereafter extend credit to the Grantor (the "Lending Banks").

     WITNESSETH: That Grantor IRREVOCABLY CONVEYS, GRANTS, TRANSFERS and ASSIGNS to TRUSTEE, IN TRUST, WITH POWER OF SALE, the real property legally described in the attached Exhibit A, including all buildings and improvements thereon, all appurtenances and easements used in connection therewith, all water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant) used in connection therewith, all shares of stock evidencing the same, pumping stations, engines, machinery, pipes and ditches, including also all gas, electric, cooking, heating, cooling, air conditioning, refrigeration and plumbing fixtures and equipment which have been or may hereafter be attached in any manner to any building now or hereafter on the said property, or to the said property, and also any leasehold interest in all or any part thereof, and also the rents, issues and profits thereof, collectively (the "Real Property"), SUBJECT, HOWEVER, to the right, power and authority hereinafter given to and conferred upon the Beneficiary to collect and apply such rents, issues and profits. This Deed of Trust constitutes a financing statement filed as a fixture filing covering any property which now is or later may become fixtures attached to the Real Property covered by this Deed of Trust.
    TOGETHER WITH:
      (i) All equipment, furnishings, fixtures, construction materials, tools, books and records and all other property, tangible and intangible, of every kind and character now or hereafter owned by the Grantor and now or hereafter (a) located or erected on the Real Property or (b) used or useful in connection with the Real Property, any construction undertaken thereon, any trade, business or other activity for which the Real Property is used, or the maintenance of the Property (hereinafter defined), for the convenience of any tenants, guests, licensees or invitees -of Grantor;

      (ii)       Any   and   all   architectural  and  engineering   plans,
specifications and drawings, including without limitation as-built drawings, relating to the construction of any improvements on the Real Property and any and all surveys of the Real Property;

      (iii) any and all rights to payment from sale of any part of the Property (including without limitation all earnest money sales deposits) and all deposits made by Grantor with third parties in connection with the Property (including without limitation all utility deposits);

      (iv) My and all contract rights, general intangibles, development and use rights, governmental permits and licenses, applications, chattel paper, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Beneficiary), which arise from or relate to the Property or to any business now or later to be conducted on the Real Property; and any and all payment or performance bonds issued to Grantor as obligee in connection with the construction of any improvements on the Real Property;

      (v) All proceeds (including insurance and tort claims) and products of any of the foregoing.

Subsections  (I)  through  (v),  together  with  the  Real  Property,   are
hereinafter referred to collectively as the 'property".


      FOR TIE PURPOSE OF SECURING: (1) Payment of the sum of $5,625,000.00 with interest thereon according to the terms of a promissory note or notes dated June 20, 1996, made by Grantor, payable to the order of the Beneficiary, and extensions, modifications or renewals thereof All principal and interest under the note or notes will be due to be repaid as stated in the note or notes, but no later than July 1,2006. (2) Performance of Grantor's obligations under that certain Standing Loan Agreement of even date herewith (the "Loan Agreement"), Provided however, this Deed of Trust does not secure any obligations which are stated in such Loan Agreement to be unsecured. (3) Payment of any and all obligations and liabilities, whatsoever, whether primary, secondary, direct, indirect, fixed or contingent, which are now due or may hereafter become due from Grantor (or any of them or any successor in interest to Grantor or any of them) to Beneficiary or to any Lending Bank, whether created directly or acquired by assignment if the document evidencing any such other obligation or liability or any other writing signed by Grantor (or any of them or any successor in interest to Grantor or any of them) specifically provides that said obligation is secured by this Deed of Trust. (4) Performance of each agreement of Grantor herein contained. (5) Payment of all sums to be made by Grantor pursuant to the terms hereof The interest rate, payment terms and balance due with respect to the indebtedness and other obligations secured hereby may be indexed, adjusted, renewed, or renegotiated in accordance with the terms of the note or other agreement evidencing such indebtedness or other obligation, or any extensions, modifications or renewals of such note or other agreement.

      TO Protect THE PROPERTY AND SECURITY GRANTED BY THIS DEED OF TRUST, GRANTOR AGREES:

            (a)  Properly  to care for and keep the Property and  buildings and improvements situate thereon in good condition and repair; to underpin and support, when necessary, any building or other improvement situate thereon, and otherwise to protect and preserve same; not to remove or demolish any building or improvement situate thereon (except tenant improvement work under any lease or leases); to complete or restore promptly,
and in good and workmanlike manner, any -   building or improvement which
may be constructor, damaged or destroyed thereon, and pay in full all costs incurred therefor; not to commit or permit waste of the Property; to comply with all jaws, covenants, conditions or restrictions affecting the Property;
in the case of a leasehold estate, to observe and perform all obligations of Grantor under any lease or leases and to take any action required and to refrain from taking any action prohibited, as necessary, to preserve and protect the leasehold estate and the value thereof,. to provide and maintain fire (and if required by Beneficiary, earthquake, as reasonably and commercially available, mortgage guaranty and other) insurance satisfactory to and with loss payable solely to Beneficiary, and to deliver all policies to Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums; to appear in and defend, without cost to Beneficiary or Trustee, any action or proceeding purporting to affect the security hereunder, or the rights or powers of Beneficiary or Trustee, and, when required by Trustee or Beneficiary, to commence and maintain any action or proceeding necessary to protect such security and such rights or powers; and should Trustee or Beneficiary elect to appear in, defend, or commence and maintain any such action or proceeding, (including any proceedings under law relating to insolvency or bankruptcy) to pay all their costs and expenses, including attorney fees; to pay before delinquency, all taxes, assessments and charges affecting the Property, including assessments on appurtenant water stock; to pay when due all encumbrances, charges and liens affecting or purporting to affect title to the Property; to pay all costs, fees and expenses of this trust; if the Property be agricultural, to farm said land in an approved and husbandlike manner, and to keep all trees, vines and crops on said land properly cultivated, irrigated, fertilized, sprayed and fumigated; to replace all dead or unproductive vines or trees with new ones; and to keep all buildings, fences, ditches, canals, wells and other farming improvements on said premises in first class condition, order and repair. At the request of Beneficiary, Grantor will monthly pay to Beneficiary an amount equal to one-twelfth (1/12th) of the annual cost of taxes and assessments on the Property together with an amount equal to the estimated next fire or fire and earthquake and other required insurance premiums divided by the number of months between the date of computation and the date of payment of the said insurance premium; said accumulated funds will be released to Grantor for payment of taxes, assessments and insurance premiums, or may be so directly applied by Beneficiary, if Beneficiary so elects.

            (b) Should Grantor fail to make any payment or do any act as herein provided, then Beneficiary or Trustee (but without obligation so to do, and without notice to or demand upon Grantor, and without releasing Grantor from any obligation hereunder) may make or do the same, and may pay, purchase, contest or compromise any encumbrance, charge or lien, which in the judgment of either appears to affect he Property; and in exercising any such powers, incur any liability and expend whatever amounts in its absolute discretion it may deem necessary therefor. All sums so incurred or expended by Beneficiary or Trustee shall be secured hereby and, without demand, shall be immediately due and payable by Grantor and shall bear interest at the same rate as the indebtedness secured hereby; provided, however, that at the option of Beneficiary or Trustee such sums may be added to the principal balance of any indebtedness secured hereby and shall bear interest at the same rate as the indebtedness secured hereby and be payable ratably over the remaining term thereof.




IT IS MUTUALLY AGREED THAT:



I. Should the Property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire or earthquake, or in any other manner, Beneficiary shall be entitled, at its option, to commence, appear in and prosecute in its own name, any action or proceeding, or to make any compromise or settlement, in connection with such taking or damage, and to obtain all compensation, awards or other relief therefor. All such compensation, awards, damages, rights of action and proceeds, including the proceeds of any policies of insurance affecting said property, are hereby assigned to Beneficiary. In each instance, Beneficiary shall apply such proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees. In the event the damage is covered by insurance or condemnation proceeds, Beneficiary shall permit Grantor to use the balance of such proceeds Net Claims Proceeds") to pay costs of repairing or reconstructing the Property, if, in any instance, in Beneficiary's reasonable judgment, Beneficiary's security interest will not be materially impaired thereby. In the event that anyone shall establish and exercise any right to develop, bore for or mine for any water, gas, oil or mineral on or under the surface of the Property, any sums that may thereafter become due and payable to the Grantor as bonus or royalty shall be considered rent hereunder, and such sums, together with damages and other compensation payable to the Grantor by reason of the exercise of such rights are hereby made subject to this Deed of Trust and shall be applied in accordance with the provisions hereof Grantor agrees to execute such further assignments of any compensation, award, damages and rights of action and proceeds, as Beneficiary or Trustee may require. The Trustee or Beneficiary may enter upon the Property at any time during the existence of this trust for the purpose of inspection, or for the accomplishment of any of the purposes hereof.

      II. By accepting payment of any sum hereby secured after its due date, or after the filing of notice of default and of election to sell, Beneficiary shall not waive its right to require prompt payment when due of all other sums so secured, or to declare default for failure so to pay, or to proceed with the sale under any such notice of default and of election to sell, for any unpaid balance of said indebtedness. If Beneficiary or any Lending Bank holds any additional security for any obligation secured hereby, it may enforce the sale thereof at its option, either before, contemporaneously with, or after the sale is made hereunder, and on any Event of Default of Grantor, Beneficiary and any Lending Bank may, at its option, offset against any indebtedness owing by it to Grantor, the whole or any part of the indebtedness secured hereby.

      III. Without affecting the liability of any person, including Grantor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Property for the full amount of any indebtedness unpaid, Beneficiary, Lending Banks and Trustee are respectively empowered as follows: Beneficiary and Lending Banks may from time to time and without notice (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness, (c) accept additional security therefor of any kind, including deeds of trust or mortgages, (d) alter, substitute or release any property securing the indebtedness; Trustee may, at any time and from time to time, upon the \written request of Beneficiary (a) consent to the making of any map or plat of the Real Property, (b) join in granting any easement or creating any restriction thereon, (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof, (d) reconvey, without any warranty, alt or any part of the Property.

      IV. Upon payment in full of all sums secured hereby, and performance of all obligations of the Grantor hereunder, the Trustee shall reconvey, without warranty, the estate vested in it hereby. The grantee in any reconveyance made pursuant to this Deed of Trust may be described as "the person or persons legally entitled thereto," and, upon proper recordation, the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof

            V. If an Event of Default is made in payment when due of any part or installment of principal or interest of the note or notes specifically referred to above or in the payment of any other indebtedness secured hereby, or any other Event of Default occurs with respect to the obligations secured hereby, or in the event Grantor or any successor in interest to Grantor in the Property sells, conveys, alienates, assigns or transfers the Property, or any part thereof, or any interest therein, or drills or extracts or enters into any lease for the drilling or extraction of oil, gas, or other hydrocarbon substances or any mineral of any kind or character therefrom or from any part thereof, or becomes divested of his title or any interest therein in any manner or way,
- -    whether  voluntary  or  involuntary, or upon  Event  of  default  by
       Grantor in the performance of any agreement hereunder, or in the event and at any time after anyone establishes and exercises any right to develop, bore for or mine for any water, gas, oil or mineral on or under the surface of the Real Property, Beneficiary and Lending Banks shall have the right, at their option, to declare said note or notes and any other indebtedness or obligation secured hereby, irrespective of the maturity date specified in any note or written agreement evidencing the same, immediately due and payable without notice or demand, and no waiver of this right shall be effective unless in writing and signed by Beneficiary or the affected Lending Bank. For purposes of this Paragraph 5, if Grantor is anything other than a natural person, any transfer, whether voluntary or involuntary, of more than fifty percent (50%) of the direct or indirect beneficial ownership or voting power of Grantor, or the removal of or other change in its managing general partner, if Grantor is a partnership, its chief executive officer, if Grantor is a corporation, or its trustee, if Grantor is a trust, shall be deemed to be a transfer of the Property encumbered by this Deed of Trust, entitling Beneficiary to accelerate the obligations secured hereby as set forth above. Any transfers (i) of partnership
       interests   in   Historic  Preservation  Properties   1989   Limited
       Partnership ("HPP") or its partners or (ii) of partnership interests by Joseph W. Angel II for estate planning purposes) will neither violate the provisions of this Section nor require the Beneficiary's consent but will require written notice to the Beneficiary. In the event of a transfer of the interest of HPP to East Bank Angel Joint Venture ("EBAJV") or of the interest of EBAJV to HPP in accordance with the Amended and Restated Agreement of Limited Partnership of Portland Lofts Associates Limited Partnership, as in effect on the date of this Deed of Trust, the Beneficiary shall not increase the interest rate on the Loan. The Beneficiary shall not unreasonably withhold its consent to such transfers that would otherwise violate the provisions of this Section V; however, as a condition of its consent to such transfers, the Beneficiary, among other things, may require from the transferee such information as would normally be required for a new loan applicant, impose a fee, increase the interest rate on the Loan and otherwise require that the terms and conditions of the Loan be modified and supplemented to conform to the Beneficiary's then applicable underwriting requirements as the Beneficiary or any successor or participant may require.

            VI. Waiver of a right granted to Beneficiary hereunder as to one transaction or occurrence shall not be deemed to be a waiver of the right as to any subsequent transaction or occurrence.
       Beneficiary may rescind any notice before Trustee's sale by executing a notice of rescission and recording the same. The recordation of such notice shall constitute also a cancellation of any prior declaration of default and demand for sale, and of any acceleration of maturity of indebtedness affected by any prior declaration or notice of default. The exercise by Beneficiary of the right of rescission shall not constitute a waiver of any default then existing or subsequently occurring, nor impair the right of the Beneficiary to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, nor otherwise affect the note or notes secured hereby or Deed of Trust, or any of the rights, obligations or remedies of the Beneficiary or Trustee hereunder.

            VII. Beneficiary may elect to cause the Property described in this Deed of Trust or any part thereof to be sold as follows: In its discretion, Beneficiary may choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together ~n one sale to be held in accordance with the law and procedures applicable to real property as set forth in Paragraph 8 below, as permitted by the Oregon Uniform Commercial Code. Grantor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. Alternatively, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property without causing structural damage as if the same were personal property, and dispose of the same in accordance with Paragraph 9 below, separate and apart from the sale of real property, the remainder of the Property being treated as real property.

      VIII. Trustee, having first given notice of sale as then required by law, and without demand on Grantor, shall sell the Property at the time and place of sale fixed by it in the notice of sale, either as a whole or in separate parcels, and in such order as the Trustee may determine, at public auction to the highest bidder for cash, in lawful money of the United States of America, payable at the time of sale. Grantor waives all rights to direct the order in which any of the Property will be sold, and also waives any right to have any of the Property marshaled upon any sale. Trustee may postpone sale of all or any portion of the Property by public announcement at the time of sale, and from time to time thereafter may postpone the sale by public announcement at the time fixed by the previous postponement (for periods totaling not more than 180 days from the original sale date), and without further notice it may make such sale at the time to which the same shall be so postponed. Trustee shall deliver to the purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recital in any such deed of any matters or facts, stated either specifically or in general terms, or as conclusions of law or fact, shall, upon proper recordation on, be conclusive proof of the truthfulness thereof. Any person, including Grantor, Trustee, Beneficiary or any Lending Bank, may purchase at the sale. After deducting all costs, fees and expenses of Trustee and of this trust, including costs of evidence of title in connection with the sale, the Trustee shall apply the proceeds of the sale to the payment of all sums then secured hereby, in such order and manner as may be required by Oregon Revised Statutes 86.765, or any successor statute thereto; the remainder, if any, to be paid to the person or persons legally entitled thereto. If Beneficiary or any Lending Bank shall elect to bring suit to foreclose this Deed of Trust in the manner and subject to the provisions, rights and remedies relating to the foreclosure of a mortgage, Beneficiary and Lending Banks shall be entitled to a reasonable sum to be fixed by the court as attorney's fees expended in the prosecution of said action.

      IX. Should Beneficiary elect to cause any of the Property to be disposed of as personal property as permitted by Paragraph 7 above, it may dispose of any part thereof in any manner now or hereafter permitted by Chapter 9 of the Oregon Uniform Commercial Code or in accordance with any other remedy provided by law. Both Grantor and Beneficiary shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Beneficiary may elect, subject to the provisions of the Oregon Uniform Commercial Code. Beneficiary shall give Grantor at least ten days' prior written notice of the time and place of any public sale or other disposition of such property, or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Grantor at the address last given to Beneficiary by Grantor for the purpose of notice, it shall constitute reasonable notice to Grantor.

      X. Grantor hereby absolutely, irrevocably, presently and unconditionally assigns to Beneficiary all Grantor's interest in all existing and future: (a) leases on the Property (including extensions, renewals  and  subleases)  and agreements for  use  and  occupancy  of  the
Property (all such leases and agreements whether written or oral, are hereinafter referred to as "Leases"); (b) all guaranties of the lessees'
performance under the Leases; and (c) rents, royalties, issues, profits, revenue, income and proceeds of the Property, whether now due, past due or to become due, including all prepaid rents, security deposits and all monies which may have been or may hereafter be deposited with Grantor by any lessee of the Property to secure the payment of any rent (collectively, the "Rents"), and confers upon Beneficiary the right to collect such Rents with or \without taking possession of the Property and agrees to deliver
the     Rents     to     Beneficiary      upon
Event of Default in the performance of any of the provisions hereof. In the event that anyone establishes and exercises any right to develop, bore for or mine for any water, gas, oil or mineral on or under the surface of the Property, any sums that may become due and payable to Grantor as bonus or royalty payments, and any damages or other compensation payable to Grantor in connection with the exercise of any such rights, shall also be considered Rents assigned under this Paragraph. This is an absolute assignment, not an assignment for security only. Grantor warrants it has made no prior assignment of the Rents or the Leases and will make no subsequent assignment (other than to Beneficiary) without the prior written consent of Beneficiary. At --Beneficiary's request, Grantor shall execute and deliver to Beneficiary a separate assignment of Rents and Leases containing such terms and conditions as Beneficiary may reasonably require.

           Beneficiary hereby confers upon Grantor a license ("License") to collect and retain the Rents as they become due and payable, so long as no Event of Default shall exist and be continuing. Grantor shall use the Rents to pay, among other things, normal operating expenses for the Property and sums due and payments required under the Loan Agreement or any other document executed in connection therewith. If a Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Grantor, and without regard to the adequacy of Beneficiary's security under this Deed of Trust.

           Subject to the License granted to Grantor under the preceding paragraph, Beneficiary has the right, power and authority after three (3) business days notice to Grantor to collect any and all Rents. Grantor hereby appoints Beneficiary its attorney-in-fact to perform after three (3) business days notice to Grantor any and all of the following acts, if and at the times when Beneficiary in its sole discretion may so choose:

           (a) Demand, receive and enforce payment of any and all Rents including those past due and unpaid; or
           (b) Give receipts, releases and satisfactions for any and all Rents; or
           (c) Sue either in the name of Grantor or in the name of Beneficiary for any and all Rents; or
           (d) Lease the property or any part thereof for such rental, term, and upon such conditions as its judgment may dictate.

Beneficiary's right to the Rents does not depend on whether or not Beneficiary takes possession of the Property as may be permitted under Oregon law. In Beneficiary's sole discretion, Beneficiary may choose to collect Rents either with or without taking possession of the Property. Beneficiary shall apply all Rents collected by it in the manner provided under Section 8 If a default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Deed of Trust, Beneficiary, Trustee and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law or in equity, including the right to exercise the power of sale Granted under this Deed of Trust and Section 8.

           Under no circumstances shall Beneficiary have any duty to produce Rents from the Property. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Property, Beneficiary is not and shall not be deemed to be:

           (a) A 'mortgagee in possession" for any purpose; or

           (b) Responsible for performing any of the obligations of the lessor under any lease; or

           (c) Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

           (d) Liable in any manner for the Property or the use, occupancy, enjoyment or -operation of all or any part of it.

           Grantor shall not accept any deposit or prepayment of Rents for any rental period exceeding one (~) month without Beneficiary's prior written consent. Grantor shall not lease the Property or any part of it except strictly in accordance with the Loan Agreement. Grantor shall apply all Rents in the manner required by the Loan Agreement.

      XI. Any Grantor who is a married person hereby expressly agrees that recourse may be had against his or her separate property for any deficiency after the sale of the Property thereunder, to the extent permitted by law.

      XII. The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the full extent permissible by law.

      XIII. Grantor further agrees that Beneficiary and any Lending Bank may from time to time and for periods not exceeding one year, in behalf of the Grantor, renew or extend any promissory note or other obligation secured hereby.

      XIV. Beneficiary may, from time to time, substitute another Trustee in the place of the Trustee herein named, to execute this trust. Upon such appointment and proper recordation of such substitution, and without conveyance to the successor trustee, the latter shall be vested with all the title, powers and duties conferred upon the Trustee herein named. Each such appointment and substitution shall be made by written instrument executed by the Beneficiary, containing reference to this Deed of Trust sufficient to identify it, which, when recorded in the office of the County Recorder of the county or counties in which the Property is situated, shall be conclusive proof of the proper appointment of the successor trustee.

      XV. This Deed of Trust shall inure to and bind the heirs, devisees, legal representatives, successors and assigns of the parties hereto. All obligations of each Grantor hereunder are joint and several. If Grantor consists of or is comprised of more than one person or entity, any reference to Grantor shall refer to each person or entity comprising Grantor. The rights or remedies granted thereunder, or by law, shall not be exclusive, but shall be concurrent and cumulative.

      XVI. For any statement regarding the obligations secured hereby, Beneficiary may charge the maximum amount permitted by law at the time of the request therefor.

XV II. If this Deed of Trust is foreclosed as a mortgage and the Property is sold at a foreclosure sale, the purchaser may, during any redemption period allowed, make such repairs or alterations on the Property as may be reasonably necessary for the proper operation, care, presentation, protection, and insuring thereof Any sums so paid, together with interest thereon from the time of such expenditure at the rate of 18 percent per annum or the highest rate permitted by applicable law, if less, shall be added to and become a part of the amount required to be paid for redemption from such sale.

      XVIII. This Deed of Trust shall be governed by the laws of the State of Oregon.

            XIX. Time is of the essence of this Deed of Trust.

      If a mailing address is set forth opposite any Grantor's signature hereto, and not otherwise, the undersigned Grantor shall be deemed to have requested that a copy of any notice of default, and of any notice of sale thereunder, be mailed to said Grantor at said address.

            XX. Beneficiary shall have the right, at its option, to foreclose this Deed of Trust subject to the rights of any lessees of the Property. Beneficiary's failure to foreclose against any -lessee shall not be asserted as a claim against Beneficiary or as a defense against any claim by Beneficiary in any action or proceeding. Beneficiary at any time may subordinate this Deed of Trust to any or all of the Leases except that Beneficiary shall retain its priority claim to any condemnation or insurance proceeds.

            XXI. After any Event of a Default Beneficiary may obtain a current regulatory conforming appraisal of the Collateral. In addition, appraisals may be commissioned by Beneficiary when required by laws and regulations which govern Beneficiary's lending practices. The cost of all such appraisals (and related internal review fees and costs) will be paid by Grantor within fifteen (15) days after request by Beneficiary; provided however, Grantor shall only pay such costs for one appraisal in any 12 month period prior to any event of default.

            XXII. If Grantor is in default, whether Beneficiary has accelerated the maturity of the indebtedness or not, any tender of payment sufficient to satisfy all sums due under the Loan Documents made at any time prior to foreclosure sale shall constitute an evasion of the prepayment terms of the Note, if any, and shall be deemed a voluntary prepayment. Any such payment, to the extent permitted by law, shall include the additional payment required under the Prepayment Fee provision in the Note.

       XXIII.           Statutory Disclaimer: THIS INSTRUMENT WILL NOT ALLOW
       THE USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT TO BE IN
       VIOLATION
       OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY
       PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST AGAINST AS DEFINED
       IN ORS 30.930.

       XXIV. Limitation on Recourse. This Deed of Trust is executed in connection with a term loan made by the Beneficiary to the Grantor. Notwithstanding any other provision of the Deed of Trust to the contrary, neither Historic Preservation Properties 1989 Limited Partnership, a Delaware limited partnership ('HPP"), which is one of the Grantor's two general partners, nor HPP's general partners shall have any personal liability for the payment of the loan secured by this Deed of Trust or any liability for the performance of the Grantor's obligations and the Beneficiary's sole remedy in the case of HPP shall be to proceed against HPP's interest in the property and improvements or any proceeds thereof The preceding sentence shall not preclude the Beneficiary from enforcing the Beneficiary's rights against the property and improvements and against other parties liable for the payment of the loan secured by this Deed of Trust, nor shall it preclude the Beneficiary from joining HPP or its general partners in any proceeding to foreclose the Beneficiary's Deed of Trust, security interest and other liens securing the Grantor's obligations pursuant to such loan.



      MAILING ADDRESS FOR NOTICES:


      TO  GRANTOR;   Portland Lofts Associates  L. P.
                     C/O Restaurant Management Northwest, Inc.
                     1410 SW. Jefferson Street
                     Portland, Oregon, 97201



      MAILING ADDRESS FOR NOTICES (continued):
                         COPY TO: Mr. Chris Walters
                         Ball, Janick & Novak
                         101 Main Street, Suite 1100
                         Portland, Oregon 97204


       TO   TRUSTEE:     Chicago  Title   Insurance
                         Company  888 S.W. 5th Avenue, Suite 930  Portland,
                         Oregon 97204


     TO  BENEFICIARY:    BANK OF  AMERICA  OREGON
                         Real  Estate Industries Division, Unit  2098  P.O.
                         Box 3066
                         Portland, Oregon 97208


     Signature of Grantor:

               PORTLAND LOFTS ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

               BY  East Bank Angel Joint Venture, an Oregon joint venture,
                    General Partner

                    <By Joseph W. Angel



                         BY:  Pacific Star Corporation,
                                         an Oregon corporation

                                         Joseph  W. Angel,
                                          President






                BY; Historic Preservation Properties 1989 Limited Partnership, a Delaware limited partnership, General Partner

                     By. Boston Historic Partners Limited Partnership, a
                         Massachusetts limited partnership, General Partner


                         By    Portfolio Advisory Services, Inc., a
                               Massachusetts corporation, General Partner

                               By:  Terrence P. Sullivan
                               Title:  President

                               By:  Terrence P. Sullivan
                               Title:  General Partner











                              ACKNOWLEDGMENTS
STATE OF  OREGON    )
                    ) ss.
County of Multnomah )

      The foregoing instrument was acknowledged before me this 27th day of June, 1996, by Joseph W. Angel as a joint venture of East Bank Angel Joint Venture, an Oregon joint venture as General Partner of Portland Lofts Associates Limited Partnership, a Delaware limited partnership, on behalf of the partnership.
          OFFICIAL SEAL       Notary Public
         CASEY I DEPIETRO    I
       NOTARY PUBLIC-OREGON   My commission expires:8-4-97
       commission NO. A 025321 MY COMMISSION EXPIRES AUG.4 1907



STATE OF OREGON       )
                      ) ss.
County of Multnomah   )

     The foregoing instrument was acknowledged before me this 27th day of
     June, 1996, by Joseph W. Angel as president         of Pacific Star
     Corporation, an Oregon corporation as a joint venture of East Bank Angel Joint Venture, an Oregon joint venture as General Partner of Portland Lofts Associates Limited Partnership, a Delaware limited partnership, on behalf of the partnership.


                 Notary Public
                 CASEY DIPIETRO   My commission expires:8-4-97





STATE OF Massachusetts)

                                    ss
County of  Norfolk

STATE OF  Massachusetts )
                                   ) ss.
County of Norfolk   )


     The foregoing  instrument was acknowledged before me this" day
     June, 1996, by Terrenc P. Sullivan of Portfolio Advisory Services, Inc., a Massachusetts corporation as General Partner of Boston Historic Partners Limited Partnership, a Massachusetts limited partnership
     as   General Partner of Historic Preservation properties 1989 Limited
     Partnership, a Delaware limited partnership as General Partner of Portland Lofts Associates Limited Partnership, a Delaware limited partnership, on behalf of the partnership.


Notary Public ~ Suzanne Gavin
                My commission expires  1/24/2003

                                 EXHIBIT A

                             Legal Description


PARCEL 1: Lots 1, 2, 3 and 4, Block 73, COUCH'S ADDITION TO THE CITY OF PORTLAND, in the City of Portland, County of Mutlnomah and State of Oregon.

PARCEL 2: Lots 5, 6, 7 and 8, Block 73, COUCH'S ADDITION TO THE CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.


                                  ADDRESS

              5O2-514 N.W. 9th Avenue, Portland, Oregon 97209